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                                                                      EXHIBIT 21


NAME OF SUBSIDIARY                      JURISDICTION OF INCORPORATION


THE OUTDOOR FOOTWEAR COMPANY                 DELAWARE

THE TIMBERLAND FINANCE COMPANY               DELAWARE

THE TIMBERLAND WORLD TRADING COMPANY         DELAWARE

TIMBERLAND EUROPE, INC.                      DELAWARE

TIMBERLAND INTERNATIONAL SALES CORPORATION   U.S. VIRGIN ISLANDS

TIMBERLAND DIRECT SALES, INC.                DELAWARE

TIMBERLAND RETAIL, INC.                      DELAWARE

TIMBERLAND MANUFACTURING COMPANY             DELAWARE

TIMBERLAND AVIATION, INC.                    DELAWARE

TIMBERLAND SCANDINAVIA, INC.                 DELAWARE

TIMBERLAND INTERNATIONAL, INC.               DELAWARE

TIMBERLAND S.A.S.                            FRANCE

THE TIMBERLAND WORLD TRADING GMBH            GERMANY

TIMBERLAND (U.K.) LIMITED                    UNITED KINGDOM

TIMBERLAND GMBH                              AUSTRIA

TIMBERLAND ESPANA, S.A.                      SPAIN

THE RECREATIONAL FOOTWEAR COMPANY

(DOMINICANA), S.A.                           DOMINICAN REPUBLIC

COMPONENT FOOTWEAR DOMINICANA, S.A.          DOMINICAN REPUBLIC

TIMBERLAND FOOTWEAR & CLOTHING COMPANY INC.
LES VETEMENTS & CHAUSSURES TIMBERLAND INC.   CANADA

THE RECREATIONAL FOOTWEAR COMPANY            GRAND CAYMAN ISLANDS

TIMBERLAND NETHERLANDS HOLDING B.V.          THE NETHERLANDS